Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, Trustee

NEWS RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, OCTOBER 31, 2003- SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED SEPTEMBER 30, 2003. UNITHOLDERS OF RECORD ON NOVEMBER 14, 2003, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $4,264,093 OR $0.67684 PER UNIT PAYABLE NOVEMBER 28, 2003.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL (BBLS)	GAS (MCF)	OIL ($/BBL)	GAS ($/MCF)
WASSON WILLARD UNIT	12,000	—	$28.45	—
WASSON ODC UNIT	72,100	—	$28.45	—
NET PROFITS ROYALTIES	39,038	339,725	$26.19	$5.22

Contact:
                  SANTA FE ENERGY TRUST
                  JPMORGAN CHASE BANK, TRUSTEE
                  MIKE ULRICH
                  700 LAVACA
                  AUSTIN, TX 78701
                  (512) 479-2562